EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Resources, Inc. of our report dated May 28, 2020 relating to the financial statements of Legg Mason, Inc., which appears in Franklin Resources, Inc.’s Current Report on Form 8-K/A dated October 6, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
October 6, 2020